UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 1, 2025

GE HEALTHCARE TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41528	88-2515116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 W. Monroe Street, Chicago, IL		60661
(Address of principal executive offices)		(Zip Code)

(Registrant’s telephone number, including area code) (833) 735-1139

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	GEHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On December 1, 2025, GE HealthCare Technologies Inc. (the “Company”) commenced and priced an underwritten offering (the “Offering”) of $600,000,000 aggregate principal amount of 4.150% Notes due December 15, 2028 (the “2028 Notes”) and $650,000,000 aggregate principal amount of 4.950% Notes due December 15, 2035 (the “2035 Notes” and, together with the 2028 Notes, the “Notes”) pursuant to the registration statement on Form S-3 (File No. 333-280584), filed with the Securities and Exchange Commission on June 28, 2024. The Notes are expected to be issued on or around December 15, 2025, subject to customary closing conditions.

In connection with the Offering, the Company entered into an Underwriting Agreement (the “Underwriting Agreement”), dated December 1, 2025, with Goldman Sachs & Co. LLC and BNP Paribas Securities Corp., as representatives of the several underwriters named therein. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by the full text of the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Underwriting Agreement, dated December 1, 2025, among GE HealthCare Technologies Inc., and Goldman Sachs & Co. LLC and BNP Paribas Securities Corp., as representatives of the several underwriters named therein.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GE HealthCare Technologies Inc.
(Registrant)

Date: December 2, 2025	/s/ Frank R. Jimenez
Frank R. Jimenez, General Counsel and Corporate Secretary (authorized signatory)